As filed with the Securities and Exchange Commission on March 24, 2017

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_______________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________

BANK OF COMMERCE HOLDINGS (Exact name of registrant as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	94-2823865 (I.R.S. Employer Identification No.)

1901 Churn Creek Road, Redding, California 96002 (530) 722-3939
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________

RANDALL S. ESLICK

President and Chief Executive Officer

1901 Churn Creek Road

Redding, California 96002
(530) 722-3939

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______
Copies of Communications to:

STEPHEN M. KLEIN WILLIAM E. BARTHOLDT Miller Nash Graham & Dunn LLP Pier 70 2801 Alaskan Way, Suite 300 Seattle, Washington 98121 (206) 624-8300

________
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee (3)
Common Stock, No Par Value per Share (4)
Preferred Stock, No Par Value per Share (5)
Warrants (6)
Units (7)
Total	$50,000,000	100%	$50,000,000	$5,795.00

(1)	In no event will the aggregate initial offering price of all securities issued exceed $50,000,000.

(2)	Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D to Form S-3 under the Securities Act of 1933 (“Securities Act”).

(3)	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o) of the Securities Act.

(4)

Subject to note (1) above, we are registering an indeterminate number of shares of common stock as may be sold from time to time by us. We are also registering an indeterminate number of shares of common stock as may be issuable upon conversion of preferred stock and upon the exercise of warrants.

(5)

Subject to note (1) above, we are registering an indeterminate number of shares of preferred stock as may be sold from time to time by us. Preferred stock may be issued directly or upon conversion, exchange or exercise of warrants or units.

(6)

Subject to note (1) above, we are registering an indeterminate number of warrants as may be sold from time to time by us. Warrants will represent rights to purchase common stock or preferred stock registered hereby. Because the warrants will provide a right to purchase only such securities offered hereunder, no additional registration fee is required.

(7)

Subject to note (1) above, we are registering an indeterminate number of units as may be sold from time to time by us. Each unit will be issued under a unit agreement and will represent an interest in two or more securities offered hereunder, which may or may not be separable from one another.

___________________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 24, 2017

PROSPECTUS

$50,000,000

BANK OF COMMERCE HOLDINGS

Common Stock
Preferred Stock
Warrants
Units

_________________

We may offer and sell, from time to time in one or more offerings and in amounts, at prices and on terms that will be determined at the time of any such offering, shares of our common stock, no par value per share, shares of our preferred stock, no par value per share, stock purchase warrants, or units having a maximum aggregate offering price of $50,000,000.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference” before you make your investment decision.

We may sell our securities on a continuous or delayed basis directly, through agents or underwriters as designated from time to time, or through a combination of these methods. For additional information on the method of sale, you should refer to the section of this prospectus entitled “Plan of Distribution” on page 5. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of our securities. If any agents, dealers or underwriters are involved in the sale of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our securities will also be set forth in the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Global Market under the symbol “BOCH.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 1 of this prospectus, as well as in supplements to this prospectus.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with only a general description of the securities that we may offer. Each time we offer our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to the “Company,” “we,” “us,” “our” or similar references mean Bank of Commerce Holdings and references to the “Bank” mean Redding Bank of Commerce, our wholly owned banking subsidiary.

RISK FACTORS

You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), incorporated into this prospectus by reference, before making an investment decision.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any free writing prospectus, including information included or incorporated by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus or the documents incorporated by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual or quarterly reports, and other documents we file with the SEC:

●	The strength of the United States economy in general and the strength of the local economies in California in which we conduct operations;

●	Our inability to successfully manage our growth or implement our growth strategy;

●	The effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve Board;

●	Continued volatility in the capital or credit markets;

●

The value of deferred tax assets could be significantly reduced if corporate tax rates in the U.S. decline, resulting in decreased net income in the period in which the change is enacted and a reduction of regulatory capital;

●	Changes in the financial performance and/or condition of our borrowers;

●	Our concentration in real estate lending;

●

Developments and changes in laws and regulations, including increased regulation of the banking industry through legislative action and revised rules and standards applied by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the California Department of Business Oversight;

●	Changes in the cost and scope of insurance from the Federal Deposit Insurance Corporation and other third parties;

●	Changes in consumer spending, borrowing and saving habits;

●	The reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company’s ability to obtain and maintain customers;

●	Changes in the level of our nonperforming assets and charge offs;

●	Deterioration in values of real estate in California and the United States generally, both residential and commercial;

●	Possible other-than-temporary impairment of securities held by us;

●	The timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

●	The willingness of customers to substitute competitors’ products and services for our products and services;

●	Technological changes could expose us to new risks, including potential systems failures or fraud;

●

The effect of changes in accounting policies and practices, as may be adopted from time to time by bank regulatory agencies, the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters;

●	The risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital;

●	Inability to attract deposits and other sources of liquidity at acceptable costs;

●	Changes in the competitive environment among financial and bank holding companies and other financial service providers;

●

Consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions that may have greater resources could change the competitive landscape;

●	The loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels;

●	Natural disaster or recurring energy shortage, especially in California, such as earthquakes, wildfires, droughts, floods and mudslides;

●	Unauthorized computer access, computer hacking, cyber-attacks, electronic fraudulent activity, attempted theft of financial assets, computer viruses, phishing schemes and other security problems;

●

Geopolitical conditions, including acts or threats of war or terrorism, actions taken by the United States or other governments in response to acts or threats of war or terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

●	Our inability to manage the risks involved in the foregoing; and

●	The effects of any reputational damage to the Company resulting from any of the foregoing.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in “Risk Factors” above, in our reports filed with the SEC and any risk factors included in any applicable prospectus supplement. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations, and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under federal securities laws. The risks described in our other SEC filings and in any applicable prospectus supplement should be considered when reading any forward-looking statements in this document.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy information and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.bankofcommerceholdings.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus and until the termination of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●

Annual Report on Form 10-K for the year ended December 31, 2016, filed March 15, 2017 (including those portions of our definitive proxy statement on Schedule 14A relating to our 2017 Annual Meeting of Shareholders, which is anticipated to be filed on or about April 5, 2017, incorporated by reference therein); and

●

The description of our common stock contained in our Registration Statement on Form S-1 originally filed with the SEC on February 11, 2010 (File No. 333-164863), and all amendments or reports filed for the purpose of updating that description.

Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

Bank of Commerce Holdings
1901 Churn Creek Road
Redding, California 96002
(530) 722-3939
Attention: Samuel Jimenez, Assistant Corporate Secretary

ABOUT BANK OF COMMERCE HOLDINGS

Overview

Bank of Commerce Holdings, headquartered in Redding, California, is a bank holding company providing banking services through our banking subsidiary, Redding Bank of Commerce (the “Bank”). The Bank operates under two separate names (Redding Bank of Commerce and Sacramento Bank of Commerce, a division of Redding Bank of Commerce). We commenced banking operations in 1982 and with the completion of the purchase of five Bank of America branches during the first quarter of 2016, we now operate nine full-service facilities in northern California.

As of December 31, 2016, we had total assets of $1.1 billion, gross loans of $804.2 million, total deposits of $1.0 billion and $94.1 million in shareholders’ equity.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, which may include reducing or repaying indebtedness, repurchasing outstanding equity securities, making additions to our working capital, funding future acquisitions, capital expenditures, or for any other purpose we describe in the applicable prospectus supplement. We may initially invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purposes.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby to one or more underwriters for public offering and sale by them and may also sell the securities directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have also reserved the right to sell or exchange securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the securities from time to time in one or more transactions (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; (iv) at prices determined by an auction process; or (v) at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate the underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Each prospectus supplement will indicate (i) if an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal and then resell the securities at varying prices, to be determined by the dealer; or (ii) if the underwriter has undertaken to sell the securities in a firm underwritten offering.

We will describe in the applicable prospectus supplement the specific plan of distribution, any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on the resale of securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

To facilitate the offering of securities, underwriters may engage in stabilizing syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 allows stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with or perform services for us in the ordinary course of their business for which they receive compensation.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than three scheduled business days after the trade date for your securities.

DESCRIPTION OF THE SECURITIES we may offer

Description of Securities

The following section, together with the additional information we may include in any applicable prospectus supplement, describes the material features of our common stock, preferred stock, warrants and units that we may offer.

The summary does not purport to be exhaustive and is subject to, and qualified in its entirety by reference to, our Restated Articles of Incorporation, Amended and Restated Bylaws (each of which is filed as an exhibit to the registration statement of which this prospectus forms a part) and the applicable provisions of the California General Corporation Law (“CGCL”). For information on how to obtain copies of our Restated Articles of Incorporation and Amended and Restated Bylaws, see “Where You Can Find More Information.”

Common Stock

General

Under our Restated Articles of Incorporation, we have authority to issue 50,000,000 shares of common stock, no par value per share. As of March 9, 2017, 13,511,665 shares of common stock were issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable.

We have reserved 620,000 shares of our common stock for issuance in connection with stock awards granted under our equity compensation plans. Taking into consideration the exercise and expiration of option shares under our equity compensation plans, 213,263 shares are issued and outstanding and 213,009 shares are available for issuance as of March 9, 2017.

Voting

The holders of our common stock have one vote per share on all matters submitted to a vote of our shareholders, except with respect to the election of directors. With respect to the election of directors, each holder of common stock may cumulate his, hers or its votes and is entitled to vote as many votes as shall be equal to the number of shares held by such shareholder multiplied by the number of directors to be elected. Such votes may be cast all for a single candidate or distributed among any or all of the candidates.

Liquidation

In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Dividends

The holders of our common stock are entitled to receive dividends declared by our Board of Directors out of funds legally available therefor. Any holders of preferred stock that may be issued, however, would have a priority right to distributions and payment over the holders of our common stock. Our ability to pay dividends basically depends on the amount of dividends paid to us by our subsidiary. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on our subsidiary by statute or regulation effectively may limit the amount of dividends we can pay.

Preemptive Rights

Our Restated Articles of Incorporation do not grant holders of common stock preemptive rights with respect to any shares of capital stock which may be issued.

Transfer Agent

The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc.

Antitakeover Effects of Certain Provisions in our Articles, Bylaws and California and Federal Law

Some provisions of our Restated Articles of Incorporation, our Amended and Restated Bylaws, and California law may be deemed to have an antitakeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:

Preferred Stock Authorization. As described below, our Board of Directors, without shareholder approval, has the authority under our Restated Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Restated Articles of Incorporation Limitation on Business Combinations. Our Restated Articles of Incorporation include certain provisions that could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest, merger or otherwise. These provisions include a requirement that any “Business Combination” (as defined in the Restated Articles of Incorporation) be approved by the affirmative vote of no less than 66 ⅔% of the total shares attributable to persons other than an “Interested Stockholder” (as defined in the Restated Articles of Incorporation), unless certain conditions are met.

The requirement for “Super-Majority” approval of certain business transactions does not apply if the Business Combination has been approved by 66 ⅔% of the “Disinterested Directors” (as defined in the Restated Articles of Incorporation).

The matters described above may have the effect of lengthening the time required for a person to acquire control of the Company through a tender offer, proxy contest, or otherwise and may deter any potentially unfriendly offers or other efforts to obtain control of the Company. This could deprive the Company’s shareholders of opportunities to realize a premium for their Company stock, even in circumstances where such action was favored by a majority of Company shareholders.

Section 1203 of the CGCL includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of the Company. If an “interested person” makes an offer to purchase the shares of some or all of our shareholders, we must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an “interested person” if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our officers or directors holds a material financial interest. If after receiving an offer from such an “interested person” we receive a subsequent offer from a neutral third person, then we must notify our shareholders of this offer and afford each of them the opportunity to withdraw their consent to the “interested person” offer.

Under the California Financial Code, no person shall, directly or indirectly, acquire control of a California state bank or its holding company unless the California Department of Business Oversight has approved such acquisition of control. A person would be deemed to have acquired control of the Company if such person, directly or indirectly, has the power to (i) vote 25% or more of the voting power of the Company or (ii) direct or cause the direction of the management and policies of the Company. For purposes of this law, a person who directly or indirectly owns or controls 10% or more of our outstanding common stock would be presumed to control the Company.

The Bank Holding Company Act of 1956, as amended, generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the Company. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or a group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, could constitute acquisition of control of the bank holding company.

Restated Articles of Incorporation and Amended and Restated Bylaws. Under the CGCL, the Restated Articles of Incorporation of the Company may be amended upon the affirmative vote of the holders of a majority of the Company’s outstanding voting stock. However, the provisions of Article VI of the Company’s Restated Articles of Incorporation, relating to Business Combinations (as defined in the Restated Articles of Incorporation), may not be amended or repealed without the affirmative vote of holders of not less than 66 ⅔% of the Company’s outstanding voting stock, and, if there is an Interested Stockholder (as defined in the Restated Articles of Incorporation), the affirmative vote of a majority of the outstanding stock excluding shares held by the Interested Stockholder will be required to amend or repeal Article VI. The Company’s Board of Directors may, by a majority vote, amend or repeal the Company’s Amended and Restated Bylaws.

Preferred Stock

General

Under our Restated Articles of Incorporation, our Board of Directors has the authority, without any further vote or action by our shareholders, to cause the Company to issue 2,000,000 shares of preferred stock, from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in any series of preferred stock and to determine the designation of any such series.

The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of that series.

The applicable prospectus supplement will describe the specific dividend, liquidation, redemption, voting and conversion rights relating to the particular series of the preferred stock it offers, including among other things dividend rates; dividend periods; whether dividends will be cumulative or noncumulative; the terms upon which we may, or must, redeem such preferred stock; rights upon liquidation; and voting rights.

Unless the applicable prospectus supplement specifies otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue in the future, which means that holders of shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those issued securities.

Warrants

General

We may issue warrants for the purchase of common stock, preferred stock, units or any combination thereof, in one or more series. We may issue warrants independently or together with common stock and/or preferred stock and/or units, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of any particular series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●

the number of shares of common stock or preferred stock, or the number of units, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares and/or units may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights and, if applicable, the minimum and maximum amount of such warrants which may be exercised at any one time;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●

the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Units

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

●

the designations and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Boutin Jones Inc., Sacramento, California, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses, other than the SEC registration fee, are estimated to be as follows:

Securities and Exchange Commission registration fee		$5,795
Fees and expenses of accountants	$	*
Fees and expenses of counsel	$	*
Stock exchange listing fees	$	*
Printing expenses	$	*
Transfer agent fees	$	*
Miscellaneous	$	*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.     Indemnification of Directors and Officers

The CGCL provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

The Company’s Restated Articles of Incorporation limit the liability of directors of the Company to the fullest extent permissible under the CGCL. The Restated Articles of Incorporation further provide that the Board of Directors may by bylaw, agreement or otherwise provide for the indemnification of agents to the fullest extent permissible under the CGCL.

The Company’s Amended and Restated Bylaws provide as follows:

“Agent” means any person who is or was a director, officer, employee or other agent of the company, or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor Company; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” include without limitation attorneys’ fees and any expenses of establishing a right to indemnification.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Company, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company and, in the case of a criminal proceeding, if such person had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company or that such person had reasonable cause to believe that such person’s conduct was unlawful.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Company, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the Company and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. The Board of Directors of the Company will provide for the indemnification of agents to the fullest extent permissible under California law.

No indemnification will be made:

(1)     In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company in the performance of such person’s duty to the Company, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

(2)     Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

(3)     Of expenses incurred in defending a threatened or pending action, which is settled or otherwise disposed of without court approval.

To the extent that an agent of the Company has been successful on the merits in defense of any proceeding or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Any indemnification shall be made by the Company only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct, by:

(1)     A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(2)     Approval or ratification by the affirmative vote of a majority of the shares of the Company represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares entitled to vote; for such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

(3)     The court in which such proceeding is or was pending, upon application made by the Company or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person, is opposed by the Company.

Expenses incurred in defending any proceeding may be advanced by the Company prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized.

Nothing shall affect any right to indemnification to which persons other than directors and officers of the Company or any subsidiary thereof may be entitled by contract or otherwise.

No indemnification or advance shall be made in any circumstance where it appears:

(1)     That it would be inconsistent with a provision of the Restated Articles of Incorporation, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(2)     That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third-party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

The Company presently maintains a policy of directors’ and officers’ liability insurance that provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Company has entered into Indemnification Agreements with each of its directors. The Indemnification Agreements codify procedural mechanisms pursuant to which directors may enforce the indemnification rights that such directors are granted under the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws. The Indemnification Agreements provide that, if so requested by the indemnitee, the Company shall advance expenses without regard to the indemnitee’s ultimate entitlement to indemnification under the agreement and further provide that the execution and delivery of the agreement shall constitute an undertaking providing that the indemnitee undertakes to the fullest extent permitted by law to repay the advance if and to the extent that it is ultimately determined by a final, non-appealable decision rendered by a court of competent jurisdiction that the indemnitee is not entitled to be indemnified by the Company.

The Company has entered into Employment Agreements with certain of its executive officers that provide that the Company and the Bank shall indemnify and hold harmless each such executive, to the maximum extent permitted under applicable law and the Amended and Restated Bylaws of each of the Company and the Bank, in the event that such executive is made a party or threatened to be made a party to any action, suit or proceeding, by reason of the fact that such executive is or was a director or executive officer of the Company or the Bank. Costs and expenses incurred by such executive in defense of such proceeding shall be paid in advance of the final disposition of such litigation upon receipt by the Company and the Bank of: (i) a written request for payment; (ii) appropriate documentation of the costs and expenses for which indemnification is being sought; and (iii) an undertaking by or on behalf of the executive to repay the amounts so paid if it shall be ultimately determined that the executive is not entitled to be indemnified by the Company or the Bank under the Employment Agreement.

Item 16.     Exhibits

1.1*	Form of Underwriting Agreement
3.1	Restated Articles of Incorporation (1)
3.2	Amended and Restated Bylaws (2)
4.1	Form of Common Stock Certificate (3)
4.2*	Form of Preferred Stock Certificate
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement
5	Opinion of Boutin Jones Inc. regarding legality of securities
23.1	Consent of Boutin Jones Inc. (contained in its opinion filed as Exhibit 5)
23.2	Consent of Moss Adams LLP, the Company’s independent registered public accounting firm

*	To be filed by amendment or as an exhibit to a current report of the Company on Form 8-K and incorporated herein by reference.
(1)	Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.
(2)	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed May 21, 2015.
(3)	Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 10-12G filed December 4, 1998.

Item 17.     Undertakings

The undersigned registrant hereby undertakes:

1.             To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.             That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.             That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.            That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.            That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.             That:

(i)      For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)     For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redding, State of California on March 24, 2017.

BANK OF COMMERCE HOLDINGS.

By:	/s/ Randall S. Eslick
Randall S. Eslick, President and
Chief Executive Officer

Each person whose individual signature appears below hereby authorizes and appoints Randall S. Eslick and James A. Sundquist, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments, including any and all amendments to this Registration Statement, all post-effective amendments and any subsequent registration statement for the same offering which may be filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on March 24, 2017.

Signature and Title

/s/ Randall S. Eslick

Randall S. Eslick, President and Chief

   Executive Officer and Director
   (Principal Executive Officer)

/s/ James A Sundquist

James A. Sundquist, Executive Vice

   President and Chief Financial Officer
   (Principal Financial and Accounting

   Officer)

/s/ Lyle L. Tullis

Lyle L. Tullis, Chairman of the Board

   and Director

/s/ Orin N. Bennett

Orin N. Bennett, Director

/s/ Gary R. Burks

Gary R. Burks, Director

/s/ Joseph Q. Gibson

Joseph Q. Gibson, Director

/s/ Jon W. Halfhide

Jon W. Halfhide, Director

/s/ Linda J. Miles

Linda J. Miles, Director

/s/ David H. Scott

David H. Scott, Director

/s/ Karl L. Silberstein

Karl L. Silberstein, Director

/s/ Terence J. Street

Terence J. Street, Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1*	Form of Underwriting Agreement
3.1	Restated Articles of Incorporation (1)
3.2	Amended and Restated Bylaws (2)
4.1	Form of Common Stock Certificate (3)
4.2*	Form of Preferred Stock Certificate
4.3*	Form of Warrant Agreement and Warrant Certificate
4.4*	Form of Unit Agreement
5	Opinion of Boutin Jones Inc. regarding legality of securities
23.1	Consent of Boutin Jones Inc. (contained in its opinion filed as Exhibit 5)
23.2	Consent of Moss Adams LLP, the Company’s independent registered public accounting firm
24	Power of Attorney (included on signature page to the Registration Statement)

*	To be filed by amendment or as an exhibit to a current report of the Company on Form 8-K and incorporated herein by reference.
(1)	Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.
(2)	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed May 21, 2015.
(3)	Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 10-12G filed December 4, 1998.